                                                                    EXHIBIT 1.2

                         FIRST FEDERAL BANCSHARES, INC.

                            (A DELAWARE CORPORATION)

                                2,242,500 Shares
                              (Anticipated Maximum)

                                  Common Stock
                        Purchase Price: $10.00 Per Share

                                Agency Agreement

                                 July ___, 2000

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
10th Floor
Arlington, VA 22209

Ladies and Gentlemen:

         First Federal Bancshares, Inc., a Delaware corporation (the "Company"), and First Federal Bank, F.S.B. a federal savings bank (the "Bank"), hereby confirm their agreement with Friedman, Billings, Ramsey & Co., Inc. ("FBR" or the "Agent") with respect to the offer and sale by the Company of up to 2,242,500 shares of the Company's common stock (the "Common Stock"). The shares of Common Stock to be sold by the Company in the Offering (as hereinafter defined) are hereinafter called the "Securities."

         The Securities are being offered in accordance with the plan of conversion (the "Plan") adopted by the Board of Directors of the Bank pursuant to which the Bank intends to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its stock to the Company. Pursuant to the Plan, the Company is offering to certain of the Bank's depositors and borrowers and its tax qualified employee benefit plans (the "Employee Plans") rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public in a community offering (the "Community Offering," and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription/Community Offering") to be commenced concurrently with or immediately following the Subscription Offering. It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription/Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription/Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offering" and the conversion of the Bank from mutual to stock form, the acquisition of all of the capital stock of the Bank by the Company and the Offering are hereinafter referred to collectively as the "Conversion." It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (No. 333-36368), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the 1933 Act, as from time to time amended or supplemented pursuant to the 1933 Act or otherwise (the "1933 Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription/Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

         Concurrently with the execution of this Agency Agreement ("Agreement"), the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription/Community Offering. Such Prospectus contains information with respect to the Bank, the Company, the Conversion and the Common Stock.

         Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

                           (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in
         Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or the Plan made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company and the Bank acknowledge appears only in the cover page and the sections captioned "Market for the Common Stock," "The Conversion--Syndicated Community Offering," "The Conversion--Marketing and Underwriting Arrangements" and "The Conversion--Description of Sales Activities" of the Prospectus).

                           (ii) The Company has filed with the Department of the Treasury, Office of Thrift Supervision (the "OTS") the Company's application for approval of its acquisition of the Bank (the "Holding Company Application") on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act ("HOLA") and the regulations promulgated thereunder. The Company has received written notice dated ______________, 2000 from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

                           (iii) Pursuant to the rules and regulations of the OTS governing the conversion of federally chartered mutual savings institutions to stock form (the "Conversion Regulations"), the Bank has filed with the OTS an application for conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of the Bank's Proxy Statement, dated ____________, 2000, relating to the Conversion (the "Proxy Statement"), and the Prospectus. The OTS has, by letter dated ______________, 2000 (the "OTS Approval

         Letter"), approved the Conversion Application (which Application includes the Plan), such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval, the Conversion Application complied in all material respects with the applicable provisions of the Conversion Regulations except for those provisions specifically waived by the OTS in the OTS Approval Letter.

                           (iv) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (v) The OTS has not, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offering.

                           (vi) At the Closing Time referred to in Section 2, the Company and the Bank will have satisfied all conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the OTS, the Federal Deposit Insurance Corporation (the "FDIC"), or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion.

                           (vii) RP Financial, LC., which prepared the appraisal of the Bank as part of the Conversion, has advised the Company in writing that it is independent of the Company and the Bank, within the meaning of the Conversion Regulations.

                           (viii) The accountants who certified the financial statements and supporting schedules of the Bank included in the Registration Statement have advised the Company in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, and such accountants have advised the Company in writing that they are, with respect to the Company and the Bank, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (ix) The consolidated financial statements of the Bank and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Bank as of the dates indicated and the results of operations, retained earnings and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein. The financial statements of the Company are not required to be included in the Registration Statement and Prospectus under applicable accounting requirements of the 1933 Act Regulations.

                           (x) The pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

                           (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company or the Bank, other than those in the ordinary course of business, which are material with respect to the Company and the Bank considered as one enterprise.

                           (xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Bank considered as one enterprise.

                           (xiii) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, subject to compliance with all conditions imposed thereon by the OTS, in an amount as described in the Prospectus); except for shares issued in connection with the initial capitalization of the Company, which shares shall be canceled upon consummation of the Conversion, no shares of Common
         Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable;
         the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights.

                           (xiv) The Bank, as of the date hereof, is a federally chartered savings bank in mutual form and upon consummation of the Conversion will be a federally chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Bank considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company and the Bank are in all material respects in compliance therewith; neither the Company nor the Bank has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization; and the Bank is qualified, in all material respects, as a foreign corporation in any jurisdiction in which qualification is necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Bank considered as one enterprise.

                           (xv) The deposit accounts of the Bank are insured by the FDIC and, upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations.

                           (xvi) No shares of common stock of the Bank have been or will be issued prior to the Closing Time referred to in Section 2; and as of Closing Time referred to in Section 2, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any mortgage, pledge, lien, encumbrance or claim.

                           (xvii) The Company and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally or the rights of creditors of a federally insured depository institution and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities and banking laws.

                           (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be specifically described, indicated or contemplated therein, neither the Company nor the Bank will have (A) issued any securities or incurred any material liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company and the Bank, taken as a whole, excluding the origination of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business or otherwise as indicated in the Prospectus.

                           (xix) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, except for the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and approval thereof by the OTS, the issuance of the federal stock charter by the OTS and as may be required under the securities laws of various jurisdictions.

                           (xx) Neither the Company nor the Bank is in violation of its certificate of incorporation or charter or bylaws, as the case may be (and the Bank will not be in violation of its charter or bylaws in stock form upon consummation of the Conversion); and neither the Company nor the Bank is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect in the financial condition, results of operations or business of the Company and the Bank considered as one enterprise.

                           (xxi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Bank considered as one enterprise; nor will such action result in any violation of the provisions of the certificate of incorporation or charter, as the case may be, or bylaws of the Company or the Bank; nor will such action result in any violation, in any material respect, of any applicable law, administrative regulation or administrative or court decree.

                           (xxii) No labor dispute with the employees of the Company or the Bank exists or, to the knowledge of the Company or the Bank, is imminent; and, to the knowledge of the Company, there is no existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors.

                           (xxiii) The Company and the Bank have good and marketable title to all properties and assets for which ownership is material to the business of the Company or the Bank and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company and the Bank considered as one enterprise; and all of the leases and subleases material to the business of the Company or the Bank under which the Company or the Bank hold properties, including those described in the Prospectus, are valid and binding agreements of the Company and the Bank, enforceable in accordance with their terms.

                           (xxiv) The Company and the Bank are not in violation of any directive from the OTS or the FDIC to make any change in the method of conducting their respective businesses; the Bank has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS or the FDIC).

                           (xxv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company or the Bank which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company and the Bank considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion; all pending legal or governmental proceedings to which the Company or the Bank is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their businesses, are considered in the aggregate not material; and there are no contracts or documents of the Company or the Bank which are required to be described in or filed as exhibits to the Registration Statement or the Conversion Application which have not been so described or filed.

                           (xxvi) The Bank has obtained an opinion of its counsel, Muldoon, Murphy & Faucette LLP, with respect to the legality of the Securities to be issued and the federal income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Bank nor the Company has taken any action inconsistent therewith.

                           (xxvii) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                           (xxviii) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank included in the Prospectus meet, in all material respects, or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and
         Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans.

                           (xxix) With the exception of the loan from the Company to the Employee Stock Ownership Plan as described in the Prospectus, to the knowledge of the Company and the Bank, none of the Company, the Bank or employees of the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                           (xxx) The Company and the Bank are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

                           (xxxi) The Company and the Bank and all properties owned or operated by the Company or the Bank are in compliance in all material respects with all Environmental Laws (as defined below). There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company or the Bank, threatened, relating to the liability of any property owned or operated by the Company or the Bank thereof, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                           (xxxii) The Company and the Bank have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

                           (xxxiii) The Company has received approval, subject to regulatory approval to consummate the Offering and issuance, to have the Common Stock quoted on the Nasdaq National Market effective as of the Closing Time.

                  (b) Any certificate signed by any officer of the Company or the Bank and delivered to the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank to the Agent as to the matters covered thereby.

         Section 2. APPOINTMENT OF FBR; SALE AND DELIVERY OF THE SECURITIES; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints FBR as its exclusive financial advisor and marketing agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Subscription/Community Offering and the Syndicated Community Offering, and to participate in the Offering in the areas of market making, research coverage and syndicate formation (if necessary). On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, FBR hereby accepts such appointment and agrees to consult with and advise the Company and the Bank as to the matters set forth in the letter agreement dated ___________, 2000 between FBR and the Bank (the "Letter Agreement"), a copy of which is attached hereto as Exhibit A, and to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; PROVIDED, HOWEVER, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders.

         The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities.

         If any of the Securities remain available after the expiration of the Subscription/Community Offering, the Agent will seek to form a syndicate of registered broker/dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit B to this Agreement.

         In the event the Company is unable to sell at least a minimum of 1,657,500 shares of Common Stock, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6 and 7 hereof and the obligations of the Agent as provided in Sections 6 and 7 hereof.

         If at least 1,657,500 shares of Common Stock are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 5 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The closing shall be held at the offices of Muldoon, Murphy & Faucette LLP at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto (it being understood that such date shall not be more than ten business days after termination of the Offering and receipt of all approvals necessary to complete the Offering). The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. One or more certificates for Securities shall be delivered in such denomination or denominations and registered in such name or names as FBR requests. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

         The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

         In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

                  (a) A management fee in the amount of $50,000, of which $25,000 has been paid and of which $25,000 will be paid upon OTS approval of the Conversion Application (the "Management Fee"). Should the Conversion be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the date at which point the termination occurred, including any accrued legal fees expended by the Agent.

                  (b) A marketing fee of 1.50% of the aggregate Purchase Price of the Common Stock sold in the Subscription/Community Offering, excluding those shares purchased by (i) Bank officers, directors or employees (or members of their immediate families), or (ii) by any ESOP, tax-qualified or stock compensation plans (except IRA's) or similar plan created by the Bank for some or all of its directors or employees (the "Marketing Fee"). The Management Fee of $50,000 will be subtracted from the Marketing Fee.

                  (c) To the extent that not all of the Securities are subscribed for in the Subscription/Community Offering, the selected dealers participating in the Syndicated Community Offering will receive a commission in the Syndicated Community Offering in a maximum amount to be negotiated by the Agent and the Company and the Bank which reflects market requirements at the time of the allocation of the shares in the Syndicated Community Offering.

         If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company or the Bank, no fee other than the Management Fee shall be payable by the Company to FBR; PROVIDED, HOWEVER, the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof.

         All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be.

         Section 3. COVENANTS OF THE COMPANY. The Company and the Bank covenant with the Agent as follows:

                  (a) The Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application and the Proxy Statement as may hereafter be required by the 1933 Act Regulations or the Conversion Regulations or as may hereafter be reasonably requested by the Agent. The Company and the Bank will promptly file the Prospectus and any supplemental sales literature with the OTS and, if required, with the Commission. Following completion of the Subscription/Community Offering, in the event of a Syndicated Community Offering, the Company and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription/Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission, if necessary as determined by counsel to the Company, a prospectus or prospectus supplement containing information relating to the results of the Subscription/Community Offering and pricing information pursuant to Rule 424(c) of the 1933 Act Regulations, in either case in a form acceptable to the Agent. The Company and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement, the Conversion Application or the Holding Company Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Conversion Application, the Holding Company Application or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Agent with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may reasonably object.

                  (c) The Company and the Bank will deliver to the Agent one signed copy and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sales of the Securities by the Agent.

                  (d) During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable Conversion Regulations, as from time to time in force, and by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                  (e) If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

                  (f) The Company and the Bank will take all necessary actions, in cooperation with the Agent, and furnish to whomever the Agent may direct, such information as may be required to qualify the Securities for offering and sale by the Company or to exempt such shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Securities are required under the Conversion Regulations to be sold or as the Agent and the Company and the Bank may reasonably agree upon; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction in which it is not so qualified.

                  (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (h) During the period during which the Company's Common Stock is registered under the 1934 Act or for three years from the date hereof, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants). In addition, such annual report shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

                  (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted, and (ii) from time to time, such other nonconfidential information concerning the Company as the Agent may reasonably request.

                  (j) The Company and the Bank will conduct the Conversion in all material respects in accordance with the Plan, the Conversion Regulations (to the extent not waived by the provisions of the OTS Approval Letter) and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the OTS.

                  (k) The Company and the Bank will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  (l) The Company has filed a registration statement on Form 8-A for the Common Stock under Section 12(g) of the 1934 Act and such registration statement became effective with the effectiveness of the Registration Statement. The Company will maintain the effectiveness of such registration for not less than three years. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (m) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation With Respect to Free-Riding and Withholding."

                  (n) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock, or any securities convertible or exchangeable for shares of Common Stock other than the Securities, for a period of 180 days following the Closing Time.

                  (o) The Company and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the Conversion Application.

         Section 4. PAYMENT OF EXPENSES. The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement and the Conversion Application as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offering, (iv) the fees and disbursements of the Company's and the Bank's counsel, accountants, conversion agent, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Common Stock on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Bank or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; PROVIDED, HOWEVER, that the Agent shall not incur any substantial expenses on behalf of the Bank or the Company pursuant to this Section without the prior approval of the Bank or the Company.

         The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, (ii) legal fees and expenses of the Agent's counsel up to an aggregate of $45,000, and (iii) all reasonable out of pocket expenses incurred by the Agent relating to the Offering, including, without limitation, advertising, promotional, syndication and travel expenses and fees, provided that should the expenses in this clause (iii) exceed $30,000, the Company must approve such expenses above that amount for FBR to be reimbursed. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

         Section 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder, and to the following further conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offering or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

                  (b)      At Closing Time, the Agent shall have received:

                           (1) The favorable opinion, dated as of Closing Time, of Muldoon, Murphy & Faucette LLP, counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

                                    (i) The Company has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                                    (ii) The Company has full corporate power
                  and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

                                    (iii) The Company is duly qualified as a
                  foreign corporation to transact business and is in good standing in the State of Illinois and each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business as described in the Prospectus, except where the failure to so qualify would not have a material adverse effect upon the consolidated financial condition, results of operations or business affairs of the Company and the Bank, taken as a whole.

                                    (iv) Upon consummation of the Conversion,
                  the authorized, issued and outstanding capital stock of the Company will be within the range described in the Prospectus and, except for shares issued upon incorporation of the Company, which shares shall be canceled prior to or concurrently with the Closing Time, no shares of Common Stock have been issued and are outstanding prior to the Closing Time.

                                    (v) The Securities have been duly and
                  validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable.

                                    (vi) The issuance of the Securities is not
                  subject to preemptive or other similar rights arising by operation of law or, to their knowledge, otherwise.

                                    (vii) The Bank has been at all times since
                  the date hereof and prior to the Closing Time organized and validly existing under the laws of the United States of America as a federally chartered savings bank of mutual form, and, at Closing Time, has become chartered and validly existing under the laws of the United States of America as a federally chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business as described in the Prospectus, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Bank.

                                    (viii) The Bank is a member of the Federal
                  Home Loan Bank of Chicago and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

                                    (ix) Upon consummation of the Conversion,
                  all of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                                    (x) The OTS has approved the Holding Company
                  Application and the Conversion Application and no action is pending, or to such counsel's knowledge, threatened with respect to the Holding Company Application or the Conversion Application or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application and the Conversion Application comply as to form in all material respects with the applicable requirements of the OTS (other than financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) except as compliance therewith is specifically waived by the provisions of the OTS Approval Letter and include all documents required to be filed as exhibits thereto; and the Company has been authorized by the OTS to become a savings and loan holding company and to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

                                    (xi) The execution and delivery of this
                  Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not (1) result in any violation of the provisions of the certificate of incorporation or charter, as the case may be, or bylaws of the Company or the Bank, or (2) in any material respect, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject.

                                    (xii) The Prospectus has been authorized by
                  the OTS for final use pursuant to the Conversion Regulations and the OTS Approval Letter and no action is pending or, to the best of such counsel's knowledge, is threatened, by the OTS to revoke such authorization.

                                    (xiii) The Registration Statement is
                  effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or, to the best of such counsel's knowledge threatened by the Commission.

                                    (xiv) No further approval, authorization,
                  consent or other order of any federal or State of Illinois board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions.

                                    (xv) At the time the Registration Statement
                  became effective, the Registration Statement (other than the financial statements and appraisal, financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Conversion Regulations.

                                    (xvi) The Common Stock conforms to the
                  description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                                    (xvii) To the best knowledge of such
                  counsel, there are no legal or governmental proceedings pending or threatened against or affecting the Company or the Bank which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

                                    (xviii) The information in the Prospectus
                  under "First Federal Bancshares' Dividend Policy," "The Conversion," "Regulation and Supervision," "Restrictions on Acquisition of First Federal Bancshares and First Federal Bank," "Description of First Federal Bancshares Stock," and "Description of First Federal Bank Stock," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

                                    (xix) To the best knowledge of such counsel,
                  there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                                    (xx) The Plan has been duly authorized by
                  the Board of Directors of the Company and the Board of Directors of the Bank and, the OTS's approval of the Plan remains in full force and effect; the Bank's charter has been amended, effective upon consummation of the Conversion and the filing of such amended charter with the OTS, to authorize the issuance of permanent capital stock; the Company and the Bank have conducted the Conversion in all material respects in accordance with applicable requirements of the Conversion Regulations (except to the extent the requirement to comply therewith was waived specifically by the terms of the OTS Approval Letter), the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the

                  Conversion imposed upon the Company or the Bank by the OTS and no order has been issued by the OTS to suspend the Offering and no action for such purpose has been instituted or, to the best of such counsel's knowledge, threatened by the OTS; and no person has sought to obtain review of the final action of the OTS in approving the Conversion Application and the Holding Company Application.

                                    (xxi) The Company and the Bank have obtained
                  all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank are in all material respects complying therewith.

                                    (xxii) Neither the Company nor the Bank is
                  in violation of its certificate of incorporation or charter, as the case may be (and the Bank will not be in violation of its charter in stock form upon consummation of the Conversion); the Company and the Bank are not in default, in any material respect (nor has any event occurred which, with notice or lapse of time or both, would constitute a default), in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which the Company or the Bank or any of their property may be bound.

                                    (xxiii) The Company is not required to be
                  registered as an investment company under the Investment Company Act of 1940.

                           (2) The favorable opinion, dated as of Closing Time, of Vedder, Price, Kaufman & Kammholz, counsel for the Agent, with respect to the matters set forth in Sections 5(b)(l)(i), (iv), (v),
         (vi) (solely as to preemptive rights arising by operation of law),
         (xi), (xv) and (xvi), as they relate to the Agent, and such other matters as the Agent may reasonably require.

                           (3) In giving their opinions required by subsections
         (b)(1) and (b)(2), respectively, of this Section, Muldoon, Murphy & Faucette LLP and Vedder, Price, Kaufman & Kammholz shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements, the notes thereto and other financial, statistical and appraisal data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial, statistical or appraisal data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Muldoon, Murphy & Faucette LLP and Vedder, Price, Kaufman & Kammholz may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials and, as to certain matters of Illinois law, including Sections 5(b)(1)(xxi) and
         (xxii) hereof, upon the opinions of , which opinions shall be in form and substance satisfactory to the Agent, and Vedder, Price, Kaufman & Kammholz may also rely on the opinions of Muldoon, Murphy & Faucette LLP.

                  (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company and of the Bank and the chief accounting officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) there shall have been no material transaction entered into by the Company or the Bank from the latest date as of which the financial condition of the Company or the Bank is set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary cause of business, (iii) neither the Company nor the Bank shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company or the Bank, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations or the OTS approval of the Holding Company Application.

                  (d) At the time of the execution of this Agreement, the Agent shall have received from Crowe, Chizek and Company LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company and the Bank within the meaning of Rule 101 of the Code of Ethics of the AICPA, the 1933 Act and the 1933 Act Regulations and the applicable Regulations of the

OTS and the FDIC; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the rules and regulations of the OTS, the FDIC and the Commission; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that
(A) the unaudited financial statements and supporting schedules of the Bank included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, applicable accounting requirements of the OTS, the FDIC and the Commission and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "[Recent Developments]" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) as of the date of the most recent financial statements available prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt of the Bank or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Bank, in each case as compared with the amounts shown in the February 29, 2000 balance sheet included in the Registration Statement or, (D) during the period from February 29, 2000 to the date of the most recent financial statements available prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Bank identified in such letter.

                  (e) At Closing Time, the Agent shall have received from Crowe, Chizek and Company LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

                  (f) At Closing Time, the Common Stock shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

                  (g) At Closing Time, the Bank shall have received a letter from RP Financial, LC., dated as of the Closing Time, confirming its appraisal.

                  (h) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

                  (i) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by Federal authorities.

         Section 6. INDEMNIFICATION. (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent and its affiliates (as defined in Rule 405 of the 1933 Act), and their respective directors, officers, employees, agents and controlling persons as follows:

                  (i) from and against any and all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), whatsoever, as incurred, related to or resulting from any action taken by the Agent in connection with the Conversion where acting as agent of the Company or the Bank as described in Section 2 hereof whether or not such indemnified party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company or the Bank;

                  (ii) from and against any and all losses, claims, damages, and liabilities and expenses whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (iii) from and against reasonable expenses, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of one firm of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under
(i) or (ii) above;

         PROVIDED, HOWEVER, that the indemnity in this paragraph (a) (i) shall not apply to any settlement by the Agent or any person entitled to indemnification hereunder effected without the prior written consent of the Company or the Bank (not to be unreasonably withheld), and (ii) shall not apply to the extent that any loss, claim, damage or liability that arises out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Agent Information or is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted directly from the Agent's willful misconduct or gross negligence and (iii) shall not apply to any suit, action or proceeding initiated by the Company or the Bank against the Agent to enforce the terms of this Agreement.

                  (b) The Agent agrees to indemnify and hold harmless the Company, the Bank, their directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Registration Statement (or any amendment or supplement thereto) in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information as defined in Section 1(i); PROVIDED, HOWEVER, that the indemnity in this paragraph (b) shall not apply to any settlement by any such party effected without the prior written consent of the Agent (which will not be unreasonably withheld).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) The Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Company, its security holders or the Bank's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's willful misconduct or gross negligence.

                  (e) In addition to, and without limiting, the provisions of Section (6)(a)(iii) hereof, in the event that any Agent, its affiliates or any of its directors, officers, employees, agents or controlling persons is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, the Agent or any of their respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company and the Bank jointly and severally agree to promptly reimburse the Agent on a monthly basis for all expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony, including, without limitation, the reasonable fees and disbursements of its legal counsel. In addition to any reimbursed fees, expenses or costs outlined in this Section 6, the Agent shall also receive from the Company and the Bank cash compensation of $1,000.00 per person, per day, plus reasonable out-of-pocket expenses and costs should the Agent be required to provide testimony in any formal or informal proceeding regarding the Offering.

         Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company and of the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate Marketing Fees to which the Agent is entitled and actually paid pursuant to this Agreement.

         Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

         Section 9. TERMINATION OF AGREEMENT. (a) The Agent may terminate this Agreement, by notice to the Company and the Bank, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company or the Bank, or the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities; (iii) or if trading generally on either the American Stock Exchange, the New York Stock Exchange, or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or Illinois authorities; (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities which in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if in the Agent's good faith opinion, the price for the Securities established by the Company is not reasonable or equitable under then prevailing market conditions; or (vii) if the Conversion is not consummated on or prior to December 31, 2000.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

         Section 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Potomac Tower, 1001 Nineteenth Street North, 10th Floor, Arlington, Virginia 22209, attention of Robert A. Kotecki, with a copy to Daniel
C. McKay, II, Esq., 222 North LaSalle Street, Chicago, Illinois 60601-1003; notices to the Company and the Bank shall be directed to either of them at First Federal Bank, 2001 Maine Street, Quincy, Illinois 62301, attention of James J. Stebor, President, with a copy to Paul M. Aguggia, Esq., Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016.

         Section 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

         Section 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

         Section 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Central time.

         Section 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

         Section 16. COUNTERPARTS. This Agreement may be executed in separate counterparts, all of which together shall constitute one agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

                                         Very truly yours,

                                         FIRST FEDERAL BANCSHARES, INC.

                                  By:
                                         ---------------------------------------
                                         James J. Stebor
                                         President and Chief Executive Officer

                                         FIRST FEDERAL BANK, F.S.B.

                                  By:
                                         ---------------------------------------
                                         James J. Stebor
                                         President

CONFIRMED AND ACCEPTED,
   as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
     ---------------------------------
     James R. Kleeblatt
     Managing Director

                                    EXHIBIT A

                            LETTER AGREEMENT BETWEEN
                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
                         AND FIRST FEDERAL BANK, F.S.B.

                                    EXHIBIT B

                           SELECTED DEALERS' AGREEMENT

                         FIRST FEDERAL BANCSHARES, INC.
                  Up to 2,242,500 Shares (Anticipated Maximum)

                       Form of Selected Dealers' Agreement

                                                          ________________, 2000

Gentlemen:

         We have agreed to assist First Federal Bancshares, Inc. (the "Company"), a Delaware corporation, and First Federal Bank, F.S.B. (the "Bank"), a federally chartered mutual savings bank, in connection with the offer and sale of up to 2,242,500 shares of the Company's common stock (the "Common Stock"), to be issued in connection with the Plan (as defined herein). The total number of shares of Common Stock to be offered may be decreased to a minimum of 1,657,500 shares, or increased to a maximum of 2,578,875 shares. The price per share has been fixed at $10.00. The Common Stock, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed prospectus dated July ___, 2000 (the "Prospectus").

         The Common Stock is being offered in accordance with the plan of conversion (the "Plan") adopted by the Board of Directors of the Bank pursuant to which the Bank intends to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its stock to the Company. Pursuant to the Plan, the Company is offering to certain of the Bank's depositors and borrowers and its tax qualified employee benefit plans rights to subscribe for the Common Stock in a subscription offering (the "Subscription Offering"). To the extent Common Stock is not subscribed for in the Subscription Offering, such Common Stock may be offered to certain members of the general public, in a community offering (the "Community Offering," and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription/Community Offering") to be commenced concurrently with the Subscription Offering. It is currently anticipated by the Bank and the Company that any Common Stock not subscribed for in the Subscription/Community Offering will be offered in a syndicated community offering (the "Syndicated Community Offering"). The Subscription/Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offering," and the conversion of the Bank from mutual to stock form, the acquisition of all of the capital stock of the Bank by the Company and the Offering are hereinafter referred to collectively as the "Conversion." The Offering is further being conducted in accordance with the regulations of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation subject to the restrictions contained in the Plan.

         The Common Stock is being offered in the Syndicated Community Offering by broker/dealers licensed by the National Association of Securities Dealers, Inc. ("NASD") which have been approved by the Company ("Approved Brokers").

         We are offering to selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock in the Syndicated Community Offering and we will pay you a fee in the amount of _________________ percent (___%) of the dollar amount of the Common Stock sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms or summary record, in the event indications of interest are solicited (the "Purchase Record") accompanying funds transmitted for payment therefor to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Common Stock sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the Closing Date of the offering, we will remit to you, only out of our compensation as provided above, the fees to which you are entitled hereunder.

         Each order form for the purchase of Common Stock or the Purchase Record MUST set forth the IDENTITY and ADDRESS of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form for the Purchase Record should clearly identify your firm in order for you to receive compensation. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "First Federal Bancshares, Inc."

         This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice.

         Orders for Common Stock will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.

         We and each selected dealer assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. Each customer-carrying selected dealer that is not a $250,000 net capital reporting broker/dealer agrees that it will not use a sweep arrangement and that it will transmit all customer checks by noon of the next business day after receipt thereof. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets

Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form or mailing of such confirmation in the event indications of interest are solicited.

         We and each selected dealer further agree that to the extent that your customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price of the Common Stock ordered on or before twelve noon Central time of the next business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event
(i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such conformation, (iii) we will debit accounts of such customers on the third business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward the completed order forms together with such funds to the Company on or before twelve noon on the next business day and each selected dealer acknowledges that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the debit date.

         Unless earlier terminated by us, this Agreement shall terminate upon the Closing Date of the Offering. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Conversion.

         You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.

         We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

         Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

         Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

         Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

         This Agreement shall be construed in accordance with the laws of the State of Illinois.

         Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, 10th Floor, Arlington, Virginia 22209. The enclosed duplicate copy will evidence the agreement between us.

                                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                 By:
                                          --------------------------------------
                                          James R. Kleeblatt
                                          Managing Director

CONFIRMED AS OF:


, 2000.

(Name of Dealer)

By:
Its: